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Wireless Broadband Growth, Further Advances in
IP-Based Services, Strong Margins and Cash Flow Highlight
AT&T’s First-Quarter Results

▪	$0.42 diluted EPS, $0.59 before a previously disclosed noncash charge; compares with $0.53 diluted EPS in the first quarter of 2009

▪	$30.6 billion first-quarter consolidated revenues, up $78 million or 0.3 percent versus the year-earlier period

▪
1.9 million net gain in total wireless subscribers, the highest first-quarter total in the company's history, to reach 87.0 million; 1.07 percent postpaid churn and 1.30 percent total churn, both at best-ever levels

▪
10.3 percent increase in wireless service revenues, with postpaid subscriber ARPU (average monthly revenues per subscriber) up 3.9 percent; fifth consecutive quarter with a year-over-year increase in postpaid ARPU

▪	29.8 percent growth in wireless data revenues, up $947 million versus the year-earlier quarter to $4.1 billion

▪	3.3 million net increase in 3G postpaid integrated wireless devices on AT&T’s network to reach 26.8 million, more than double the company’s year-earlier total

▪
Substantial wireless margin expansion – 29.9 percent wireless operating income margin, up from 26.9 percent in the year-earlier quarter; 44.5 percent wireless OIBDA service margin versus 42.5 percent in the year-earlier quarter (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

▪	32.5 percent growth in wireline consumer IP data revenues driven by AT&T U-verseSM expansion and broadband gains

▪	231,000 net gain in AT&T U-verse TV subscribers to reach 2.3 million in service, with continued high broadband and voice attach rates

▪	255,000 net gain in wireline broadband connections, best quarterly increase in a year

▪	14.9 percent growth in revenues from strategic business services such as Ethernet, Virtual Private Networks (VPNs), hosting and application services

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, April 21, 2010, at www.att.com/investor.relations.

DALLAS, April 21, 2010 -- AT&T Inc. (NYSE:T) today reported strong first-quarter results highlighted by rapid growth in mobile broadband, further expansion of AT&T U-verse services and continued solid gains in IP-based and strategic business services. Progress in these areas and disciplined execution on cost initiatives drove solid financial results, including consolidated revenue growth, improved margins and strong cash flow.

"We’re off to a great start to the year, and our fundamental outlook for the business continues to be quite positive,” said Randall Stephenson, AT&T chairman and chief executive officer.

“AT&T continues to set the pace in mobile broadband, the industry’s number one growth driver, and our wireless business continues to perform at a high level, with improved margins, lower churn and overall revenues growing at a healthy clip,” Stephenson said. ”AT&T has outstanding mobile broadband capabilities today and a terrific technology path forward to lead the next wave of wireless innovation and growth. We’re investing and executing aggressively to deliver on that potential.”

First-Quarter Financial Results

For the quarter ended March 31, 2010, AT&T's consolidated revenues totaled $30.6 billion, up 0.3 percent versus the year-earlier quarter; operating expenses were $24.6 billion versus $24.8 billion; operating income was $6.0 billion, up from $5.7 billion in the first quarter of 2009; and AT&T's operating income margin was 19.6 percent, up from 18.8 percent in the year-earlier quarter.

First-quarter 2010 net income attributable to AT&T totaled $2.5 billion, or $0.42 per diluted share, reflecting a previously disclosed noncash charge of $995 million, or $0.17 per diluted share, related to recently enacted changes in the tax treatment for the Medicare Part D subsidy. Excluding this charge, first-quarter earnings would have been $3.5 billion, or $0.59 per diluted share. These results compare with net income of $3.1 billion, or $0.53 per diluted share, in the year-earlier first quarter.

First-quarter 2010 cash from operating activities totaled $7.3 billion; capital expenditures totaled $3.3 billion, including a 34 percent increase in wireless-related capital investment versus the year-earlier quarter; and free cash flow – cash from operating activities minus capital expenditures – totaled $3.9 billion.

Wireless Operational Highlights

AT&T's first-quarter wireless growth was driven by the company's premier nationwide network capabilities, a broad and attractive device lineup and industry-leading access to applications. Highlights included:

Record First-Quarter Subscriber Gain. AT&T posted a net gain in total wireless subscribers of 1.9 million, the highest first-quarter total in the company's history, to reach 87.0 million in service. First-quarter net add growth reflects continued rapid adoption of smartphones and a host of connected devices such as eReaders, global positioning systems and alarm monitoring systems. Connected devices in service increased by 1.1 million in the quarter to reach 5.8 million, and retail postpaid net adds totaled 512,000 to reach 65.1 million.

Best-Ever Subscriber Churn Levels. Average monthly subscriber churn improved substantially in the first quarter, reaching the company’s best-ever levels and marking AT&T's fifth consecutive quarter of year-over-year improvement in both total and postpaid wireless churn. Postpaid churn was 1.07 percent, down from 1.15 percent in the year-earlier quarter, and total churn was 1.30 percent versus 1.56 percent in the first quarter of 2009.

29.8 Percent Wireless Data Revenue Growth. Wireless data revenues – from messaging, Internet access, access to applications and related services – increased $947 million, or 29.8 percent, from the year-earlier quarter to $4.1 billion. AT&T wireless subscribers on postpaid data plans increased more than 28 percent over the past year. Total text messages carried on the AT&T network increased by more than 50 percent versus the year-earlier quarter to more than 143 billion, and multimedia messages more than doubled to approximately 2.4 billion. AT&T’s wireless data revenues have nearly doubled over the past two years.

Continued Postpaid ARPU Growth. Driven by strong data growth, postpaid subscriber ARPU increased 3.9 percent versus the year-earlier quarter to $61.89. This marked the fifth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $20.13, up 21.9 percent versus the year-earlier quarter, and total postpaid subscriber revenues continued recent trends, with solid double-digit growth, reflecting increases in both voice and data.

Continued Strong Integrated Device Growth. Key drivers of wireless data growth are increased penetration of integrated devices (handsets with QWERTY or virtual keyboards in addition to voice functionality) and greater usage of AT&T’s 3G network, the nation’s fastest. The number of postpaid 3G integrated devices on AT&T's network increased by 3.3 million in the first quarter, the company’s sixth consecutive quarter with an increase of more than 3 million. At the end of the quarter, approximately half of AT&T's 65.1 million postpaid subscribers had integrated devices, up from 31.9 percent one year earlier. AT&T’s first-quarter integrated-device growth included 2.7 million iPhone activations, with more than one-third of the activations for customers who were new to AT&T. The average ARPU for integrated devices on AT&T's network is 1.7 times that of the company's nonintegrated-device base, and with a high percentage of integrated device subscribers on FamilyTalk plans and through business relationships, churn levels for this category continue to run well below the company's nonintegrated-device base.

Wireless Margin Expansion. AT&T delivered substantial wireless margin expansion in the first quarter, driven by continued solid revenue growth, reduced churn, improved operating efficiencies and further growth in the company's base of high-quality subscribers. Wireless service revenues increased 10.3 percent to $12.8 billion in the first quarter, and total wireless revenues, which include equipment sales, were up 8.2 percent to $13.9 billion. First-quarter wireless operating expenses totaled $9.7 billion, up 3.8 percent versus the year-earlier quarter, and wireless operating income was $4.2 billion, up 20.4 percent. AT&T’s wireless operating income margin was 29.9 percent versus 26.9 percent in the year-earlier first quarter, and AT&T’s wireless OIBDA service margin was 44.5 percent, up from 42.5 percent in the first quarter of 2009.

Wireline Operational Highlights

AT&T's first-quarter wireline results were highlighted by further expansion in AT&T U-verse services, improved business comparisons with sustained mid-teens growth in revenues from strategic business services and solid cost management. Highlights included:

Continued Strong Gains in AT&T U-verse TV and Integrated Services. AT&T U-verse TV subscribers increased by 231,000 in the quarter to reach 2.3 million, up approximately 1 million over the past year. The AT&T U-verse High Speed Internet attach rate continues to run well above 90 percent, and the AT&T U-verse Voice attach rate increased to approximately 75 percent in the first quarter. More than three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. AT&T's U-verse deployment now reaches approximately 24 million living units. Companywide penetration of eligible living units is 13 percent, and across areas marketed to for 24 months or more, overall penetration exceeds 20 percent. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 4.4 million at the end of the quarter, representing 16.9 percent of households served.

Rebound in Broadband Subscriber Growth. Driven by strength in AT&T U-verse High Speed Internet service, AT&T posted a 255,000 net gain in wireline broadband connections, the company’s strongest quarterly net adds in a year. Total broadband connections, which include business and consumer wireline subscribers and wireless customers with 3G LaptopConnect cards, increased by 278,000 in the quarter to reach 17.5 million.

32.5 Percent Growth in Revenues from Consumer IP-Based Services. Increased AT&T U-verse penetration drove 32.5 percent year-over-year growth in consumer IP revenues (broadband, U-verse TV and U-verse Voice) and a 5.8 percent increase in revenues per household served. U-verse continues to drive a transformation in AT&T’s consumer business, reflected by the fact that consumer IP revenues now represent 37.4 percent of AT&T's consumer wireline revenues, up from 27.8 percent in the year-earlier quarter.

Sequential Growth in Wireline Consumer Revenues. Growth in AT&T U-verse services also has helped drive steady improvement in the company’s overall regional wireline consumer trends. In the first quarter, total consumer revenues increased 0.8 percent versus the fourth quarter of 2009 to $5.3 billion, the company’s first sequential growth in this category in more than two years. Versus the first quarter of 2009, consumer wireline revenues declined 1.3 percent, marking the company’s fourth consecutive quarter of improved comparisons in this category.

Improved Consumer Connection Trends. In the first quarter, AT&T also posted its smallest quarterly decline in total consumer revenue connections in a year – reflecting increases in broadband, TV and VoIP (Voice over Internet Protocol) connections, which in large part offset expected declines in traditional voice access lines, consistent with broader industry trends. Combined wireline consumer TV and broadband connections increased by 456,000 in the first quarter and 1.5 million over the past four quarters. AT&T U-verse Voice connections increased by 191,000 in the quarter and 751,000 over the past four quarters. Total consumer revenue connections at the end of the first quarter were 45.0 million, compared with 46.8 million at the end of the first quarter of 2009 and 45.3 million at the end of the fourth quarter of 2009.

Emerging Signs of Stabilization in Business Markets. AT&T posted its best year-over-year business revenue comparisons in four quarters – reflecting continued solid sales performance and improvement in key economic metrics. Business long distance revenues increased sequentially for the first time in six quarters; company managed wireless disconnects and business access line trends both improved; and enterprise service revenues, which exclude CPE, were nearly flat sequentially. Total business revenues declined 5.2 percent versus the year-earlier quarter, and business service revenues, which exclude CPE, declined 4.8 percent.

14.9 Percent Growth in Strategic Business Services Revenues. Revenues from new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 14.9 percent versus the year-earlier quarter, continuing AT&T’s strong trends in this category.

Solid Growth in Business IP Revenues. Business IP data revenues grew 5.5 percent overall, led by 16.7 percent growth in VPN revenues. Global enterprise IP data revenues grew 9.4 percent. Approximately two-thirds of AT&T's frame customers have made the transition to IP-based solutions, which allow them to easily add managed services such as network security, hosting and IP conferencing on top of their infrastructures.

Reduced Wireline Operating Expenses. Led by improved consumer trends, total wireline revenues posted their smallest year-over-year decline in five quarters, down 4.6 percent. First-quarter wireline operating expenses totaled $13.7 billion, down 2.8 percent versus the year-earlier quarter and down 1.2 percent sequentially. Wireline operating income totaled $1.7 billion versus $2.1 billion in the first quarter of 2009 and $1.7 billion in the fourth quarter of 2009. AT&T’s first-quarter wireline operating income margin was 11.1 percent compared with 12.7 percent in the year-earlier quarter and 11.2 percent in the fourth quarter of 2009.

About AT&T
AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s fastest 3G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet and voice services. A leader in mobile broadband, AT&T also offers the best wireless coverage worldwide, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verseSM and AT&T │DIRECTVSM brands. The company’s suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising. In 2010, AT&T again ranked among the 50 Most Admired Companies by FORTUNE® magazine.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.